Versie 15.4.2013

Annual Report 2012

Promasys B.V

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

Behorende bij briefnr. 20330 d.d. 23/4/2013
paraaf ...

CONTENTS

Registered at the Chamber of Commerce in Leiden, The Netherlands :
nr. 28101225

Registered Office:

Zernikedreef 10
2333 CL Leiden
The Netherlands
www.promasys.nl

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

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Director's Report 2012

Promasys BV closed off the year 2012 with a loss before tax of € -164.397.

This in itself disappointing result reflects that fact that business development efforts have been focused on building up sales and after-sales-support channels in those regions where we see the largest business opportunities in the short term. Increasingly we consider the Far East and South Asia, in particular the Indian region, to have a great potential for growth in the area of clinical data management software.
However, these distant markets cannot be sufficiently managed and catered to out of our Leiden based head office.

For that reason we have given priority in 2012 to building on the existing customer base in Japan, Korea, China and India and expanding our sales force in those countries, and we will continue to do so in 2013.
In addition, we have continued to focus on the market segment of academic hospitals and academic research groups, which –because of our own origin and background- we consider to be our natural market segment.

Many academic organizations in our target regions depend on government grants for investment in research infrastructure. In addition, for many countries in the Far East the fiscal year ends on March 31. For these two reasons, sales contracts are usually not closed in the final quarter of the calendar year, but in the last quarter of the region's fiscal year, which is the first quarter of the calendar year.

In our analysis, the above factors are the most important reason why we could only acquire a very limited number of new customers in 2012. Prospects for the first quarter of 2013 with potential new license revenues of above € 150 K. underline the correctness of this analysis.

Marketing & Sales

New customers

Our first new customer in 2012 is St. John's Research Institute (SJRI) in Bangalore, India. SJRI is an integral part of the St. John's Academy of Health Sciences, which includes St. John's Medical College and Hospital. This acquisition was done by our distribution partner in the Indian region, Kingslake Enterprise Systems.

In November 2012, we signed a contract with Osaka University Hospital for a 5 users license and for additional services. Osaka University Hospital is a customer with considerable growth potential, and is our first customer in the Osaka-Kyoto region. Formal delivery of the software and invoicing is done through our local partner ACRONET Corporation.

In December 2012, we welcomed the Clinical Development Services Agency (CDSA) in India as our newest customer. This deal was initiated and completely managed Kingslake Enterprise Systems.
CDSA has been setup by the government of India as a not-for-profit organization to facilitate the development of affordable health care products, by building clinical trials capability and capacity. Presently, CDSA is selecting a number of hospitals to become centers of excellence for clinical trials. This will offer an opportunity for Promasys to become the clinical data management system of choice for these centers of excellence. In 2013, Promasys and its partner Kingslake will put considerable effort in following up on this.

Events

Promasys was present with a booth at the Annual Meeting of the Japanese Society for Clinical Research and Therapeutics in Okinawa, in November 2012. On this occasion, the beta version of the Promasys iPad app was demonstrated to the general public for the first time. During the meeting, it became evident that the infrastructure for investigator initiated trials is is finally building up, resulting in increased activities in that area. We anticipate that Japan will be an important growth market for the next years.

Software and services development

Two major software development efforts took place in 2012.

One is the re-write of the WebCRF, our browser-based data entry interface. This module has been completely rewritten in the jQuery framework, which results in better performance, greater flexibility and browser independence. The majority of the development work was done by our software development outsourcing partner Kingslake.

The other is the development of a data entry and subject management app for the iPad, the Promasys iPad app. At the end of 2012, the development of the first version of the app was completed for 80%. Software development was outsourced to Eindhoven based Connexx Communications.

In order to allow efficient communication between the iPad app and the Promasys backend, a new data transfer protocol (DTP) has been developed and implemented. The new DTP has been designed to also be able to communicate with many different clients, for instance Android based clients, in the future. The new DTP was developed by the Promasys development team.

The above functionality will become available for Promasys customers through a new version, 7.0, which is scheduled to be released in the last week of March 2013.

Leiden, April, 2013

Prof. Dr. A.F. Cohen
Statutory Director

W. F. J. Ondracek
General Manager

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

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ANNUAL ACCOUNTS 2012

BASIS FOR THE FINANCIAL REPORTING

General

Because the company qualifies for the legal criteria for small companies, simplifications have been made in this report in accordance with article 2 : 396 of the Burgerlijk Wetboek (Civil Code).

Parent company CHDR has expressed its support to Promasys B.V. in realizing the newly developed business plans. Management therefore maintains the going concern-assumption in this annual report.

The general basis for the valuation of the assets and the liabilities, as well as for the determination of the results, is the acquisition price or the manufacturing price. If it is not otherwise stated, assets and liabilities are recorded at nominal value.

Basis for the valuation of assets and liabilities

Intangible fixed assets
Intangible fixed assets are valued at the acquisition price less linear depreciation, based on the expected economic life. In the case of software development, depreciation starts at the date of release of the software. The depreciation rate for software development is 20% per year.

Tangible fixed assets
Tangible fixed assets are valued at the acquisition price less linear depreciation, based on the expected economic life. In the year of investment the depreciation is in accordance with the acquisition date. The depreciation rate for computer equipment is 20% per year.

Accounts receivable
Account receivables are stated at nominal value, if applicable reduced by an allowance for bad and doubtful debts.

Liquid assets
Cash and bank balances are freely disposable, unless stated otherwise.

Basis for the determination of results

General
The result is determined as the difference between the net revenues and all related costs which should be attributed to the financial year.
The costs are determined in accordance with the basis for the evaluation of assets and liabilities as described above.

Profits are taken in the year in which the revenues are realized. Losses are taken in the year in which they are anticipated.

Other revenues and charges are accounted for in the period to which they relate.

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

paraaf

BALANCE SHEET as of December 31, 2012 (in Euro)
(after allocation of results)

ASSETS	*December 31, 2012*		*December 31, 2011*	
Fixed Assets				
Immaterial fixed assets	101.504		81.042	
Material fixed assets	1.699		3.556	
		103.203		84.598
Current Assets				
Accounts Receivable				
Trade Receivables	232.545		395.253	
Value Added Tax	52.709		29.686	
Prepaid expenses and other receivables	7.254		6.078	
		292.508		431.017
Liquid assets		3.476		51.213
Total		**399.187**		**566.828**

LIABILITIES				
Equity				
Share capital	18.000		18.000	
Share premium reserve	115.094		115.094	
Accumulated loss	-365.777		-201.380	
		-232.683		-68.286
Current liabilities				
Accounts payable	523.758		511.009	
Accrued liabilities	48.533		28.486	
Other liabilities	59.579		95.619	
		631.870		635.114
Total		**399.187**		**566.828**

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

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STATEMENT OF INCOME 2012 (in Euro)

	2012		2011	
License revenues	52.219		212.500	
Maintenance & Support revenues	192.079		192.329	
Consulting revenues	62.781		97.020	
Support as a Service	28.960			
Hosting revenues	5.388			
		341.427		501.849
Software development	-19.705		-17.732	
License related costs	-5.227		-10.404	
M&S costs	-9.425		-10.320	
SaaS costs	-1.877			
Hosting costs	-5.388			
Sales commissions	-16.935		-4.800	
Gross Margin		282.869		458.593
Labour costs	-228.627		-236.986	
Management Contracts	-155.720		-139.800	
Other personnel related costs	-186		-6.844	
Marketing & sales costs	-32.823		-36.945	
Automation / Support costs	- 6.984		-5.306	
Accountants/admin./advising costs	-3.895		-2.236	
Office costs	-3.869		-3.976	
Depreciation of equipment	-1.857		- 1.749	
Housing costs	-10.572		-12.274	
Tot.operating expenses		-444.533		-446.116
Financial revenues & expenses		-2.733		-2.005
Net result before taxes		**-164.397**		**10.472**

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

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NOTES TO THE BALANCE SHEET as of December 31, 2012

ASSETS

Fixed assets

Immaterial fixed assets:

These are software development costs, which are depreciated at 20 % per year from the date of release of the software.

Current assets

Accounts receivable

The trade receivables include the Stichting CHDR for an amount of € 17.605 at the end of 2012 and for an amount of € 46.410 at the end of 2011.

LIABILITIES

Equity (in Euro)	*Share Capital*	*Share premium reserve*	*Accumulated loss*	*Total*
Totals as of December 31, 2011	18.000	115.094	-201.380	-68.286
Changes:				
Result after taxes in 2012	0	0	-164.397	-164.397
Totals as of December 31, 2012	18.000	115.094	-365.777	-232.683

Promasys B.V. was founded on May 6, 2004. The authorized capital consists of 90.000 shares of € 1 per share. Of these 18.000 shares have been placed and paid up.

Current liabilities

The accounts payable include the Stichting CHDR for an amount of € 458.842 at the end of 2012 and for an amount of € 461.619 at the end of 2011.

OTHER NOTES

The Stichting CHDR in Leiden is Group head of Promasys B.V.
In the years 2012 and 2011 Promasys B.V. had no employees. Personnel was on loan from CHDR or other parties.

Leiden, March 25, 2013

Prof.dr. A.F. Cohen, Managing director

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

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OTHER INFORMATION

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

paraaf ....

BDO

Tel: +31 (0)71 579 44 44
Fax: +31 (0)71 579 44 00
info@bdo.nl
www.bdo.nl

BDO Audit & Assurance B.V.
Postbus 16128, 2301 GC Leiden
Rooseveltstraat 55, 2321 BL Leiden
Nederland

Independent auditor's report

To: the General Meeting and the Management of Promasys B.V.

Report on the financial statements
We have audited the accompanying financial statements 2012 of Promasys B.V., Leiden, which comprise the balance sheet as at December 31, 2012, profit and loss account for the year then ended and the notes, comprising a summary of the accounting policies and other explanatory information.

Management's responsibility
Management is responsible for the preparation and fair presentation of these financial statements and for the preparation of the management board report, both in accordance with Part 9 of Book 2 of the Dutch Civil Code. Furthermore management is responsible for such internal control as it determines is necessary to enable the preparation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Dutch law, including the Dutch Standards on Auditing. This requires that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion with respect to the financial statements
In our opinion, the financial statements give a true and fair view of the financial position of Promasys B.V. at December 31, 2012 and of its result for the year then ended in accordance with Part 9 of Book 2 of the Dutch Civil Code.

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

paraaf ....

Report on other legal and regulatory requirements
Pursuant to the legal requirement under Section 2:393 sub 5 at e and f of the Dutch Civil Code, we have no deficiencies to report as a result of our examination whether the management board report, to the extent we can assess, has been prepared in accordance with Part 9 of Book 2 of this Code, and whether the information as required under Section 2:392 sub 1 at b-h has been annexed. Further we report that the management board report, to the extent we can assess, is consistent with the financial statements as required by Section 2:391 sub 4 of the Dutch Civil Code.

Leiden, April 18, 2013

BDO Audit & Assurance B.V.
on its behalf,

drs. M.H.T. Rekelhof RA

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

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OTHER INFORMATION

Provision from the Articles of association regarding the distribution of results: Art. 19.2.

"The results as shown in the Statement of Income established by the shareholders' meeting are at the disposal of the shareholders' meeting."

Distribution of the results of 2012

Management proposes to add the total net result to the accumulated loss.

VOOR WAARMERKINGSDOELEINDEN
BDO Audit & Assurance B.V.

datum 18 APR 2013

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